PROLOR BIOTECH, INC.

Certificate No 00 For ____ Shares

Issued to ____

Dated ____ 20 ____

From whom transferred ____

Dated ____ 20 ____

No. Of Original Certificate	No. Of Original Shares	No. Of Shares Transferred

Received Certificate No ____

For ____ Shares

on ____ 20 ____

CERTIFICATE No 00

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

SHARES

PROLOR BIOTECH, INC.

10.0% SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE $0.00001 PER SHARE

This Certifies that ____

is hereby issued ____

fully paid and non-assessable Shares of the Capital Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed as of this* ____ *day of* ____ *A.D. 20* ____.

SAMPLE CERTIFICATE

____ PRESIDENT

____ SECRETARY

For Value Received, ________ *hereby sell, assign and transfer unto* ______________________________________

______________________________________ *Shares*

represented by the within certificate and do hereby irrevocably constitute and appoint

______________________________________ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________ *20*_____

In presence of ______________________

____

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PROLOR BIOTECH, INC., A NEVADA CORPORATION (THE "COMPANY"), AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A LOCKUP AGREEMENT (COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY).